UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 21, 2008

ADTRAN, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-24612	63-0918200
(State of Incorporation)	(Commission file Number)	(I.R.S. Employer Identification Number)

901 Explorer Boulevard, Huntsville, Alabama 35806-2807
(Address of principal executive offices, including zip code)

(256) 963-8000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On January 21, 2008, ADTRAN, Inc. announced its financial results for the fiscal quarter ended December 31, 2007 and certain other information.

ADTRAN also announced that its Board of Directors declared a quarterly cash dividend. The quarterly cash dividend is $0.09 per common share to be paid to holders of record at the close of business on February 7, 2008. The ex-dividend date is February 5, 2008 and the payment date is February 21, 2008.

A copy of ADTRAN's press release announcing such financial results and other information is attached as Exhibit 99.1 hereto and incorporated by reference herein.

In addition, ADTRAN has posted supplemental information regarding revenues by product category, subcategory and segment, and stock-based compensation expense, for the fiscal quarter ended December 31, 2007 on the Investor Relations page of its website, www.adtran.com. A copy of the supplemental information is attached as Exhibits 99.2 and 99.3 hereto and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

The following exhibits are furnished as part of this Current Report on Form 8-K.

Exhibit Number	Description
99.1	Press Release dated January 21, 2008.
99.2	Revenues by product and segment classification
99.3	Stock-based compensation expense

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on January 21, 2008.

ADTRAN, Inc. (Registrant)

By: /s/ James E. Matthews
James E. Matthews
Senior Vice President – Finance,
Chief Financial Officer, Treasurer,
Secretary and Director

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated January 21, 2008.
99.2	Revenues by product and segment classification
99.3	Stock-based compensation expense